Exhibit (d)(1)
ENVOY COMMUNICATIONS GROUP INC.

STOCK OPTION/STOCK APPRECIATION RIGHT PLAN

February 10, 2005

ARTICLE I — PURPOSE
1.1	The purpose of the Envoy Communications Group Inc. (the “Company”) Stock Option/Stock Appreciation Right Plan is to enable the Company to offer directors, executive employees and certain consultants performance-based stock incentives thereby strengthening the mutuality of interests between the directors, employees and consultants and the Company.

ARTICLE II — DEFINITIONS
2.1	In this Plan, the following terms shall have the following meanings:
(a)	“Article” and “Section” means an article or section of this Plan;

(b)	“Associate” shall have the meaning ascribed to that term in the Securities Act (Ontario);

(c)	“Award” means any award which may be granted by the Committee to a Participant under the Plan;

(d)	“Beneficiary” means a person or persons designated by the Participant to succeed to, in the event of death, any outstanding Award held by the Participant. Any Participant may, subject to applicable laws and such limitations as may be prescribed by the Committee, designate one or more persons primarily or contingently as beneficiaries in writing by notice delivered to the Company, and may revoke such designations in writing. If a Participant fails effectively to designate a beneficiary, the Participant’s estate shall be the Participant’s beneficiary;

(e)	“Board of Directors” means the board of directors of the Company;

(f)	“Committee” means the Compensation Committee of the board of directors of the Company or such other committee, as the board of directors of the Company may appoint from time to time for the purpose of administering this Plan, or if at any time the board does not have a Compensation Committee or does not so appoint another committee for such purpose, the board of directors;

(g)	“Company” means Envoy Communications Group Inc. and its successors and assigns;

(h)	“Consultant” means any person or company providing ongoing management or consulting services for the Company or a Participating Subsidiary;

(i)	“Disability” means (i) a physical or mental condition which, in the judgment of the Committee based on competent medical evidence satisfactory to the Committee, including, if required by the Committee, medical evidence obtained by an examination conducted by a physician selected by the Committee, renders an individual unable to engage in any substantial gainful activity for the Company and which impairment is likely to result in death or to be of long, continued and indefinite duration, or (ii) a judicial declaration of incompetence;

(j)	“Insider” shall have the meaning ascribed to that term in the Securities Act (Ontario);

(k)	“Market Value” means the weighted average price of board lot trades for Shares on the Toronto Stock Exchange calculated over the five (5) trading days immediately preceding the relevant date;

(l)	“Notice of Grant” means a notice executed by the Company and the Participant to whom an Award has been granted by which the Committee shall notify a Participant of an Award granted to him in accordance with the terms of the Plan, which notice shall be duly executed by the Company and such Participant;

(m)	“Option” means a right granted under the Plan to a Participant to purchase Shares in accordance with the terms of the Plan;

(n)	“Optionee” means a Participant to whom an A ward of an Option has been made by the Committee;

(o)	“Option Price” means in respect of an option, the price to be paid per Share by a Participant on the exercise of the Option set out in Section 5.2(b);

(p)	“Participant” means a director, employee or Consultant to the Company or a Participating Subsidiary who has been designated by the Committee in its sole discretion as being eligible to participate in the Plan;

(q)	“Participating Subsidiary” means a subsidiary of the Company designated by the Board of Directors as having employees or Consultants eligible to participate under the Plan;

(r)	“Plan” means this Company Stock Option/Stock Appreciation Right Plan and any schedules attached hereto, as amended and restated from time to time;

(s)	“Shares” means common shares of the Company;

(t)	“Stock Appreciation Right” means an Award described in Article VI;

(u)	“Termination of Employment” means the termination of a Participant=s employment with the Company, other than as a result of death, Disability or retirement;

2.2	In this Plan, unless the context requires otherwise, references to the male gender include the female gender and words importing the singular number may be construed to extend to and include the plural number and vice versa.

ARTICLE III — ADMINISTRATION
3.1	This Plan shall be administered and interpreted by the Committee. The Committee will construe and interpret the terms and provisions of the Plan and of any Award granted thereunder. The Committee may correct any defect, complete any omission or reconcile any inconsistency in the Plan, in any Notice of Grant or in any agreement relating to the Plan, in the manner or to the extent it shall deem necessary.

3.2	The Committee shall have full authority to grant to Participants, pursuant to the terms of the Plan, Options and Stock Appreciation Rights.

In particular, and without limitation, the Committee shall have the authority to:
i)	select the Participants to whom Awards may be granted from time to time hereunder;

ii)	determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, including, but not limited to, the Option Price, the term of the Option, any vesting schedule or acceleration thereof, or any forfeiture provisions or waiver thereof regarding any Award and the Shares relating thereto, based on such factors as the Committee shall determine, in its sole discretion; and

iii)	modify or waive any restrictions or limitations contained in or accelerate the vesting of, any outstanding Awards, so long as such notifications, waivers, extensions or accelerations are consistent with the terms of the Plan; but no such changes shall impair the rights of any Participant without his consent. No such change shall be implemented without the prior approval of the Toronto Stock Exchange.
3.3	The Committee shall have full and complete authority to adopt, alter and repeal any administrative rules, guidelines or practices governing the Plan and perform all acts, including the delegation of its authority as it shall from time to time deem advisable.

3.4	Any decision, interpretation or other action made or taken in good faith by or at the direction of the Committee (or any of its members) or the Company arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective Beneficiaries, heirs, executors, administrators, successors and assigns.

ARTICLE IV — SHARES AVAILABLE
4.1	The number of shares on which Options and Stock Appreciation Rights will be granted will be determined from time to time by the Board of Directors, shall initially be subject to a maximum of 800,000 (4,000,000 pre-consolidation) Shares and shall only be increased with any approval required by any stock exchange on which the Shares are listed.

4.2	To the extent that the provisions of the Plan are not in compliance with the requirements of any stock exchange on which the shares are then listed, the Committee may make such modification in respect of the Plan as is necessary to ensure that the Plan conforms to such rules and regulations.

4.3	If the Company changes the number of issued Shares at any time for any reason, including by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares or makes a distribution of cash or property which has a substantial impact on the value of the issued Shares, the Awards shall be appropriately adjusted by the Board of Directors in their sole discretion. Any such adjustment shall be subject to the approval of the Toronto Stock Exchange.

4.4	Except as otherwise specifically provided herein, the Committee shall make Awards at such time or times as Committee may determine. Each Award shall be effective on the date of the grant.

ARTICLE V — OPTIONS
5.1	The Committee, in its discretion, may grant to a Participant an Option.

5.2	Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms, not inconsistent with the terms of this Plan, as the Committee may deem desirable:
(a)	At the time of the Award of an Option, the Committee shall specify the maximum number of Shares which the Optionee may purchase, the Option Price, the term of the Option and the time(s) at which the Options vest. In exercising its discretion, the Committee shall consider the Participant’s performance and contribution to the success of the Company and any special circumstances including, but not limited to, the sustained superior performance of the Participant, the need to retain the Participant and the need to attract new employees.

(b)	The Option Price per Share shall not be less than the closing price of the Shares of the Company on the Toronto Stock Exchange on the last trading day prior to the grant of the Option.

(c)	Options which have vested may be exercised in whole or in part, provided that:
i)	the Optionee notifies the Company in writing of his intent to exercise the Option in such form as prescribed by the Committee and forwards such notice to the Company for the attention of the Chief Financial Officer; and

ii)	the Optionee’s written notice is accompanied by payment in full in the amount of the aggregate Option Price for such number of Shares in such form as the Committee may accept.
(d)	No fractional Shares shall be issued upon the exercise of an Option. Accordingly, if for any reason, an Optionee would otherwise have become entitled to a fractional Share upon the exercise of an Option, he shall have the right to purchase only the next lower whole number of Shares and no payment or other adjustment will be made with respect to the fractional interests so disregarded.

(e)	The interest of any Optionee shall not be transferable or alienable by him either by pledge, assignment or in any other manner whatsoever and, during his lifetime shall be vested only in him, but shall thereafter enure to the benefit of and be binding upon the Beneficiary or legal personal representatives of the Optionee.

(f)	If an Optionee ceases to be an employee or director of, or a Consultant to the Company or a Participating Subsidiary for any reason other than Disability, retirement or death, then all Options not yet vested shall immediately expire on the date the Optionee ceases to be an employee, director or Consultant and any unexercised Options which are vested may be exercised in accordance with their terms, except that such exercise shall be on or before the earlier of the expiration of 15 days immediately following the date of ceasing to be an employee, director or Consultant and the last date for the exercise of such Options pursuant to their terms and thereafter any Options not exercised shall expire.

(g)	If an Optionee retires or incurs a Disability prior to one year elapsing following the granting of Options, such Options shall expire on the date of retirement or Disability. If an Optionee retires or incurs a Disability more than one year after the granting of Options, all such Options shall vest immediately and be exercisable in accordance with their terms, except that such exercise shall be on or before the earlier of the expiration of 90 days immediately following the date of ceasing to be an employee, a director or a Consultant and the last date for the exercise of such Options pursuant to their terms, and thereafter any Options not exercised shall expire.

(h)	If an Optionee dies prior to one year elapsing following the granting of Options, such Options shall expire on the date of death. If an Optionee dies more than one year after the granting of Options, all Options shall vest immediately and shall be exercisable in accordance with their terms, except that such exercise shall be on or before the earlier of the expiration of one year after the Optionee’s death or the last date for the exercise of such Options pursuant to their terms, and thereafter any Options not exercised shall expire.

(i)	The issuance to any one Insider and Associates of such insider, within a one year period, of Shares pursuant to the Plan and all other Share compensation arrangements of the Company may not exceed 5% of the number of issued and outstanding Shares immediately prior to the Share issuance in question. The issuance to all Insiders, within a one year period, of Shares pursuant to the Plan and all other Share compensation arrangements may not exceed 10% of the number of issued and outstanding Shares immediately prior to the Share issuance in question.

(j)	At no time will any Optionee hold Options to purchase more than 5% of the outstanding Shares of the Company.

(k)	The Committee may at any time in its sole discretion accelerate the right to exercise any Options.
5.3	The Committee shall notify each Optionee of the terms and conditions of the Award of an Option by a Notice of Grant. The Notice of Grant shall indicate the Option Price, the date or dates on which the Options vest, the term of the Option and other terms relating to the Award of the Option.

5.4	As soon as practicable, after the Company’s receipt of the Participant’s written notice as specified in Section 5.2(c) and payment of the Option Price, the Optionee shall be entitled to receive a certificate representing the Shares purchased through the exercise of the Option.

5.5	An Optionee shall not have any rights as a shareholder in respect of Shares subject to an Option until such Shares have been paid for in full and issued.

5.6	All Options granted hereunder may, but need not, be accompanied by a grant of Stock Appreciation Rights as set out in Article VI.

ARTICLE VI — STOCK APPRECIATION RIGHTS
6.1	Stock Appreciation Rights may only be granted in conjunction with an Option (referred to in this Article as a “Reference Option”) granted under the Plan.

6.2	Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including the following:
(a)	A Stock Appreciation Right granted with respect to a Reference Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Option.

(b)	A Stock Appreciation Right shall vest and be exercisable only at such time or times and to the extent that the Reference Option to which it relates shall be exercisable.

(c)	A Stock Appreciation Right may be exercised by an Optionee by written notice to the Company to the attention of the Chief Financial Officer. Upon such exercise, the Participant will have no further rights in the Reference Option relating to the Stock Appreciation Rights which have been exercised .

(d)	Upon exercising a Stock Appreciation Right, a Participant shall be entitled to receive an amount, as determined by the Committee, equal in value to the excess, if any, of the Market Value on the date of exercise of one Share over the Option Price in respect of the Reference Option. The amount shall be payable in Shares having a Market Value on the exercise date equal to such excess.

(e)	Stock Appreciation Rights shall not be transferable and shall terminate at such time as the Reference Option terminates.
6.3	The Committee shall notify a Participant of an Award of a Stock Appreciation Right by a Notice of Grant. The Notice of Grant shall indicate the term of the Award, particulars of the vesting of the Stock Appreciation Right, the Reference Option and Option Price, as applicable.

ARTICLE VII — TERMINATION OR AMENDMENT
7.1	Notwithstanding any other provision of the Plan, the Board of Directors, may, at any time and from time to time, amend in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that, unless otherwise required by law, the rights of a Participant with respect to any Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant; and provided further that no amendment may be made that would increase the available Shares in Section 4.1 without the approval of the Company’s shareholders. Any amendment, suspension or termination of the Plan shall be communicated to all Participants within 30 days of such amendment, suspension or termination. No amendment, suspension or termination of the Plan may contravene the requirements of any securities commissions, stock exchange or regulatory body of any jurisdiction to which the Plan or the Company is now or may hereafter be subject. All amendments to the Plan are subject to the approval of the Toronto Stock Exchange.

ARTICLE VIII — GENERAL
8.1	This Plan is intended to be unfunded. With respect to any payments to which a Participant has an interest, but which have not yet been made to the Participant by the Company, nothing in the Plan shall give any such Participant any rights that are greater than those of a general creditor of the Company.

8.2	Participation in the Plan is not a guarantee of employment or of continued participation in the Plan in any subsequent year.

8.3	In no event shall the value of, or income arising from, any Awards under this Plan be treated as compensation for the purposes of any pension, profit sharing, life insurance, disability or any other retirement or welfare benefit plan now maintained or hereafter adopted by the Company unless such plan specifically provides to the contrary. Nothing herein contained shall affect Optionee’s right to participate in and receive benefits from and in accordance with the then current provisions of any pensions, insurance, or other employment welfare plan or program offered by the Company.

8.4	The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of any Shares or the payment of any cash hereunder, payment by the Participant of any taxes required by law to be withheld. The Committee may permit any such withholding obligation to be satisfied by reducing the number of Shares otherwise deliverable or by accepting the delivery of previously owned Shares on account thereof .

8.5	Except as specifically permitted hereunder, the interest of any Participant or Optionee under the Plan in any Award shall not be transferable or alienable by him and, during his lifetime, shall be vested only in him, but shall thereafter enure to the benefit of and be binding upon the Beneficiary or legal personal representatives of the Participant.

8.6	No member of the Board of Directors, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, by another member or employee or by an agent to whom duties in connection with the administration of the Plan have been delegated except in circumstances involving bad faith, gross negligence or fraud.

8.7	The Company’s obligation to issue Shares in accordance with the terms of this Plan and any Award hereunder is subject to compliance with the laws, rules and regulations of all public agencies and authorities applicable to the issuance and distribution of such Shares and to the listing of such Shares on any stock exchange on which any of the Shares of the Company may be listed. As a condition of participation in the Plan, all Participants must first agree to comply with all such laws, rules and regulations and to furnish to the Company all information and undertakings as may be required to permit compliance with such laws, rules and regulations.

8.8	The Plan and any Awards hereunder shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

8.9	This Plan takes effect from the 14th day of November, 1997.